Exhibit 10.6

JATT Acquisition Corp.

c/o Maples Corporate Services Limited,

PO Box 309, Ugland House,

Grand Cayman, KY1-1104, Cayman Islands

July 13, 2021

JATT Ventures, L.P.,

c/o JATT Acquisition Corp

c/o Maples Corporate Services Limited,

PO Box 309, Ugland House,

Grand Cayman, KY1-1104, Cayman Islands

Attn: Dr. Someit Sidhu, Chief Executive Officer

Re:	Administrative Services Agreement

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of JATT Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), JATT Ventures, L.P. (the “Sponsor”) shall take steps directly or indirectly to make available to the Company certain office space, secretarial and administrative services as may be required by the Company from time to time, situated at 148 Kenilworth, Coventry, UK or any successor location). In exchange therefore, the Company shall pay the Sponsor a sum of up to $10,000 per month commencing on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established in connection with and upon the consummation of the IPO and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Very truly yours,

JATT ACQUISITION CORP.

By:	/s/ Someit Sidhu

Name:	Someit Sidhu
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

JATT VENTURES, L.P.

By: JATT Ventures Ltd, its General Partner

By:	/s/ Someit Sidhu

Name:	Someit Sidhu
Title:	Director

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